Exhibit 10.21

AMENDMENT NUMBER ONE
TO THE
EMPLOYMENT AGREEMENT
BY AND BETWEEN
KINETIC CONCEPTS, INC. AND
CATHERINE M. BURZIK

Amendment is made this 22nd  day of December, 2008, to the Employment Letter issued to Catherine M. Burzik by Kinetic Concepts, Inc. (“Company”).

WITNESSETH:

      WHEREAS, the Company and Catherine M. Burzik (“Executive”) entered into an Employment Agreement dated October 16, 2006 (“Employment Agreement”); and

WHEREAS, it is necessary to amend the Employment Agreement to bring it into compliance with Internal Revenue Code section 409A and the final Treasury Regulations (collectively, “Section 409A”)  issued thereunder; and

WHEREAS, the Company and Executive believe it is in the best interest of the Company and Executive to adopt this Amendment Number One.

      NOW, THEREFORE, BE IT RESOLVED, that effective as of December 31, 2008, the Employment Agreement is amended as follows:

1.	The Termination Section of the Employment Agreement is amended by adding the following to the end thereof:

“In the event your employment is terminated by the Company at any time other than for Cause (as defined in the Equity Plan) or is terminated by you for Good Reason (as defined herein), any severance payments to which you are entitled shall be delayed and paid on the earlier to occur of (x) the date that is one day after the date that is six months after the date of your termination of employment or (y) the date of your death following such termination of employment.  However, notwithstanding the foregoing to the contrary, in the event that (i) your employment is terminated due to your death or (ii) you incur a disability (as disability is defined within Section 409A), any benefits payable to you shall be paid immediately, but in no event later than 2½ months following the end of the taxable year in which occurs your death or disability.”

2.	The Benefits Upon a Change in Control Section of the Employment Agreement is amended by adding the following to the end thereof:

“The payment of any applicable Gross-Up Payment shall be made immediately after you become entitled to such Gross-Up Payment hereunder, but in no event later than 2½ months following the end of the taxable year in which you remit payment of the excise tax that is the subject of such Gross-Up Payment.”

IN WITNESS WHEREOF, this Amendment Number One has been executed the day and year first above written.

KINETIC CONCEPTS, INC.	CATHERINE M. BURZIK
By: /s/ Jim Cravens	/s/ Catherine M. Burzik
Its: Sr. V.P., HR